UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

Darren S. Raiguel was appointed as Chief Operating Officer of ePlus inc. (the "Company"), and President of the Company's subsidiary ePlus Technology, inc., on May 7, 2018, effective immediately.

Mr. Raiguel, age 47, was previously Executive Vice President of Technology Sales of ePlus Technology, inc., a position he began in 2014 after a 17-year tenure with ePlus, where he played an instrumental role in the growth, maturity, and development of the Company's public sector and commercial business. Prior to becoming Executive Vice President, he was Senior Vice President, responsible for the municipal, commercial and enterprise business in Pennsylvania/New Jersey and the entire Northeast region. He holds a Bachelor of Business Administration from Temple University in Philadelphia, Pennsylvania, with dual majors in Marketing and Finance. There are no family relationships between Mr. Raiguel and any director or executive officer of the Company.

Concurrently with his appointment as Chief Operating Officer Mr. Raiguel and the Company entered into an employment agreement (the "Agreement").  The material terms of the Agreement are summarized below.

The Agreement is effective as of May 7, 2018, and terminates on July 31, 2019 (the "Employment Term"). Unless either the Company or the Executive delivers a written notice of termination to the other party, not less than 60 days prior to the end of the then-current Employment Term, the Agreement will automatically renew for successive one-year periods.  The Agreement specifies a base annual salary of $450,000.  In addition, Mr. Raiguel will be eligible for an annual bonus under the terms and conditions of the Executive Incentive Plan.

If Mr. Raiguel's employment is terminated due to death or Disability (as defined in the Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with the Executive Incentive Plan, and, in the case of Disability, an additional amount equal to one year of his base salary.

Under the terms of the Agreement, the Company may terminate Mr. Raiguel's employment at any time with or without Good Cause (as defined in the Agreement). If the Company terminates Mr. Raiguel's employment without Good Cause or Mr. Raiguel terminates his employment for Good Reason (as defined in the Agreement), then he shall be entitled to (a) payment in an amount equal to one year of his base salary, and (b) cash payment equal to the cost of premiums the Company paid prior to the date of termination for Executive and/or Executive's qualified dependents' coverage under the Company's medical, prescription, dental, and other health benefits each month until the last day of the Employment Term or eighteen months following the termination date, whichever is greater.

Mr. Raiguel has agreed to confidentiality, intellectual property, non-compete, non-solicit, conflict of interest and return of property provisions in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Raiguel also entered into the Company's standard officer indemnification agreement.

Additionally, in connection with his appointment as Chief Operating Officer, Mr. Raiguel was granted 10,000 shares of restricted stock, which will vest over three years in annual equal increments.  There are no related party transactions between Mr. Raiguel and the Company.

2019 Executive Incentive Plan

On May 7, 2018, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company finalized the structure of cash incentive award agreements for the fiscal year ending March 31, 2019, under the Company's Executive Incentive Plan (the "EIP"), in which Mark P. Marron (President and Chief Executive Officer), Darren S. Raiguel (Chief Operating Officer) and Elaine D. Marion (Chief Financial Officer) will participate.

The fiscal year 2019 Company performance goals and their relative proportions, which are the same for all three executives, are

2019 Financial Performance Goals	Weighting
Earnings before taxes	45%
Consolidated net sales	30%
Financing origination volume	15%

Each executive also has individual goals, specific to his or her role, which comprise the remaining 10% of the award.  Any awards earned under the EIP will be paid in cash.

In calculating whether performance goals have been achieved, actual results will be adjusted to exclude the following, as applicable:

(i)	the incentive compensation expensed by ePlus for payments under the EIP;
(ii)	all items of revenue, gain, or loss determined by the ePlus Board of Directors to be extraordinary or unusual in nature, and not incurred or realized in the ordinary course of business; and
(iii)	any revenue, gain, or loss attributable to the business operations of any entity acquired by ePlus during the 2019 fiscal year.

The cash incentive compensation for fiscal year 2019 can range from $0 to a maximum of: for Mr. Marron, $1,200,000; Mr. Raiguel, $600,000 and for Ms. Marion, $600,000.

The award amount payable is a target award based on the level of attainment of the applicable performance goals as set forth in the participant's award agreement. The Committee may not waive or amend performance goals after the performance goals have been established, but has discretionary authority to reduce the amount that would otherwise be payable with respect to any award. In the event it is determined that an award was paid based on incorrect financial results, the Committee may lower the payment, and to the extent permitted by applicable law, require the participant to reimburse the Company for any amount paid with respect to such an award. Additionally, the EIP provides that cash payments are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Employment Agreement effective as of May 7, 2018, by and between ePlus inc. and Darren S. Raiguel.
99.1	Press release dated May 9, 2018, issued by ePlus inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: May 9, 2018